Exhibit 10.1

LUCKY BROTHERS, LLC
Operating Agreement

This Agreement is entered into and shall be effective as of the later of the date of execution hereof or the date on which Company’s Articles of Organization are filed with the Ohio Secretary of State by and among the persons executing this Agreement as Members, on the following terms and conditions.

SECTION 1

DEFINITIONS

For purposes of this Agreement, unless the context clearly indicates otherwise, (i) all of the capitalized words in this Agreement shall have the meanings set forth in the Appendix attached hereto and (ii) all non-capitalized words defined in the Act shall have the meanings set forth therein.

SECTION 2

FORMATION

2.1 Organization. The Members have authorized the formation of the Company as an Ohio Limited Liability Company pursuant to the provisions of the Act and have filed Articles of Organization with the Ohio Secretary of State.

2.2 Agent. The Agent for service of process upon the Company is David J. Richards, Jr. whose address in the State of Ohio is 60 South Park Place, Painesville, Ohio 44077. The Members may, from time to time, change the Agent by filing appropriate documents with the Ohio Secretary of State. If the registered agent ceases to act as such for any reason the Members shall promptly designate a replacement Agent. The members shall promptly file with the Ohio Secretary of State the documents required by the Act with respect to any change of the registered Agent or his address. If the Members shall fail to designate a replacement registered agent or if the Members or the Agent fail to file the appropriate notice of a change of agent or his address, any Member may designate a replacement Agent or file a notice of change of agent or his address.

2.3 Principal office. The principal office of the Company shall be located at 8500 Station Street, Mentor, Ohio44060.

2.4 Purposes. The Company shall be formed to engage in any lawful act or activity.

2.5 Title to Property. Title to all property contributed to or otherwise acquired by the Company shall be held in the name of the Company.

2.6 Term. The Company shall exist from the date of filing of its Articles of Organization until December 31, 2099, unless earlier terminated pursuant to Section 12.1 hereof.

SECTION 3

ACCOUNTING AND RECORDS

3.1 Records to be Maintained. The Company shall maintain the following records at its principal office:

(a) A current list of the full names, in alphabetical order, and last known business or residence address of each Member;

(b) Copies of the Articles, all amendments thereto, and executed copies of any powers of attorney pursuant to which the Articles or the amendments have been executed;

(c) Copies of this Agreement, all amendments hereto, and executed copies of any powers of attorney pursuant to which this Agreement and such amendments have been executed;

(d) Copies of the Company's federal, state, and local income tax returns and reports, for the three (3) most recent years;

(e) Copies of any financial statements of the Company for the three (3) most recent years;

(f) Any other agreements or documents required by the Act or this Agreement.

3.2 Accounts. The Company shall maintain at its principal office appropriate books and records, kept in accordance with generally accepted accounting principles. Each Member shall have the right to inspect and copy any books and records of the Company during normal business hours.

3.3 Annual Report. An annual report of the Company's operations shall be issued to the Members within ninety (90) days after the end of each Fiscal Year.

SECTION 4

MANAGEMENT

4.1 Management. Control of the Company and all of its affairs shall be vested exclusively in the Managing Members.

4.2 Managing Members.

(a) The Members shall from time to time by Unanimous Vote designate one or more Members to act as Managing Members of the Company. Any Member or group of Members serving as Managing Members hereunder at any time shall continue to serve in such capacity until removed by a Unanimous Vote. During any period when one or more Managing Members shall be designated and serving hereunder, such Managing Members acting unanimously shall have power, acting unanimously, to take any actions on behalf of the Company.

(b) The Members hereby designate John D. Oil & Gas Co. by either Gregory Osborne or Richard M. Osborne and Alpha Acquisition, LLC by either Lance F. Osborne or Michael E. Osborne as the Co-Managing Members hereunder.

SECTION 5

MEMBERS

5.1 Liability of Members. No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

5.2 Representations and Warranties. Each Member hereby represents and warrants to each other Member that (a) the Member is acquiring the Units for the Member's own account as an investment and without an intent to distribute the Units, and (b) the Member acknowledges that the Units have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

5.3 Conflicts of Interest.

(a) A Member shall be entitled to enter into transactions that may be considered to be competitive with the business of the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement to share or participate in such other transactions.

5.4 Meetings of Members. The Members shall meet annually on the 3rd Wednesday of November or at such other time as shall be determined by resolution of the Members, each year, for the purpose of transacting such business as may come before the meeting; provided, however, the failure to hold an annual meeting shall not be grounds for dissolution of the Company. Special meetings of the Members, for any purpose or purposes, may be called by any Member or Members holding at least thirty percent (30%) of the outstanding Units. The Members may designate any place, either within or outside the State of Ohio, as the place of any meeting of the Members. If no designation is made the place of meeting shall be the principal office of the Company. Members may participate in any annual or special meeting through the use of any means of communication by which all of the Members may simultaneously hear each other during the meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting.

5.5 Notice and Record Date of Meetings. Except as otherwise provided herein, written notice stating the place, day and hour of a meeting and the purpose or purposes for which the meeting is called shall be delivered at least ten (10) days before the date of the meeting, either personally or by mail, to each Member entitled to Vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. Members may waive prior notice by attending the meeting or by executing a written waiver of notice before or after the meeting. The date on which notice of the meeting is mailed shall be the record date for such determination of Members entitled to notice of or to Vote at any meeting of Members.

5.6 Quorum. The Members owning at least Majority-in-Interest of the Units in the Company represented in person or by proxy, shall constitute a quorum at any meeting of Members.

5.7 Voting. Except as otherwise herein provided, the Members shall have one Vote for each Unit owned by them with respect to all matters relating to the affairs of the Company.

5.8 Withdrawal of Member. The Members covenant not to withdraw as a Member without the prior written consent of all of the other Members.

5.9 Expulsion of a Member. A Member may be expelled from the Company upon a Majority Vote of the Members if such Member:

(a) Fails to make a Capital Contribution by the due date specified herein and within thirty (30) days of notice of such failure; and

(b) Breach of a material provision of this Agreement which breach is not cured within thirty (30) days of notice thereof.

SECTION 6

CONTRIBUTIONS AND COMMITMENTS

6.1 Capital Contributions . Each Member has made Capital Contributions to the Company and the Company shall keep a record of the Capital Account of each Member. Ownership of the Company shall be in proportion to the Initial Capital Contributions of each Member and is as set forth on Exhibit "A" hereto. The Members shall cause Exhibit "A" to be revised and updated from time to time to reflect any change in the ownership of Company. Additional Capita Contributions shall be made by the Members as determined from time to time by the Managing Members in proportion to their respective percentages of ownership in Company. .

6.2 Failure to Make Capital Contribution If any Member or Assignee (a "Delinquent Member") fails to make a Capital Contribution required to be made hereunder, within ten (10) days after the date such Capital Contribution was required to be made, then all other Members of the Company shall thereupon become obligated to make such Capital Contribution in proportion to their respective Units of ownership in the Company within thirty (30) days after written notice of such obligation from the Company. In such event, the Unit ownership of the Delinquent Member, and of all other Members of the Company, shall be adjusted as follows: the percentage interest of the Delinquent Member shall be equal to a fraction, the numerator of which shall be the total amount of all Capital Contributions and loans previously made by such Delinquent Member to the Company which have not been repaid by the Company, and the denominator of which shall be the total of all Capital Contributions and loans made by all Members to the Company which have not previously been repaid. The resulting number shall be the new percentage interest of the Delinquent Member in the Company (which shall be converted to Unit ownership by multiplying such percentage interest by the total number of Units then outstanding), and the Unit ownership of the other Members shall likewise be similarly adjusted. For purposes of this Section, the phrase "loans made by a Member to the Company" or words of similar effect shall include only loans advanced by Members directly to the Company, and shall not include any share of outside borrowings obtained by the Company. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if the other Member or Members are unable or unwilling to contribute to the capital of the Company the amount which the Delinquent Member was to contribute to the Company, and if the Company is unable or unwilling to borrow such funds from any other source, then the Company shall forthwith be terminated and dissolved.

6.3 Assignments by John D. Oil and Gas Company John D. Oil and Gas Company shall promptly following the execution hereof assign to Company: (i) all permits and licenses associated with the proposed oil and gas well to be drilled in Highland Heights, Ohio on lands owned by Alpha Plaza Investments, Ltd.; and (ii) its interest in and to all no surface occupancy oil and gas leases for lands which are to be unitized with the lands of Alpha Plaza Investments, Ltd.

SECTION 7

ALLOCATIONS AND DISTRIBUTIONS

7.1 Allocations of Profits. Except as may be required by the Code or Section 1.704-l(b)(2)(iv)(f)(4) of the Regulations, all items of income and gain of the Company shall be allocated among the Members in accordance with their respective ownership of Units.

7.2 Allocation of Losses. Except as may be required by the Code or Section 1.704-l(b)(2)(iv)(f)(4) of the Regulations, all items of loss, deduction and credit of the Company shall be allocated among the Members in accordance with their respective ownership of Units.

7.3 Distributions. Distributions may be declared from time to time by a Majority Vote of the Members. Distributions in anticipation of a Dissolution Event or subsequent to a Dissolution Event shall be made as provided in Section 12.2. All other Distributions shall be allocated in proportion to Unit Ownership.

7.4 Allocations and Distributions to New Members and Assignees. If Units are transferred or if additional Units are issued to a new Member during any Fiscal Year, Profits and Losses, for the Fiscal Year shall be allocated to the Assignee or the new or Substitute Member in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the other Members. All Distributions on or before the date of a Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. If a Transfer does not comply with the provisions of Section 9 of this Agreement, then any Distributions shall be allocated to the Person who attempted to make the Transfer.

SECTION 8

TAXES

8.1 Method of Accounting For Tax Purposes. The records of the Company shall be maintained on the accrual method of accounting for federal income tax purposes.

8.2 Tax Matters Members. John D. Oil and Gas Company shall be designated as the "tax matters member" of the Company pursuant to Section 6231(a)(7) of the Code. John D. Oil and Gas Company  shall take such actions as are necessary to cause each other Member and Assignee to become a "notice partner" within the meaning of Section 6223 of the Code. John D. Oil and Gas Company  shall not take any action contemplated by Sections 6223 through 6229 of the Code without the approval of a Majority Vote of the Members.

8.3 Section 754 Election. Following the death of a Member, the Company agrees to make an election under Section 754 of the Code, upon request by the representative of such deceased Member.

SECTION 9

TRANSFER OF UNITS

9.1 Limitation on Transfers Except as provided in this Agreement, no Member shall transfer all or any portion of his Units without the written consent of a majority of the non-transferring Members. Any purported transfer of a Member's Unit or portion thereof in violation of this Agreement shall be a nullity and shall vest no title or right in the purported transferee.

9.2 Permitted Transfers. A Member may voluntarily transfer, at the death, dissolution, liquidation, or during the existence or lifetime of such Member, all or a portion of such Member's Unit without the consent of a majority of the non-transferring Members if such transfer is made to an Affiliate or another Member (a "Permitted Transferee"); provided, however, that such transfer shall not impair, diminish or extinguish any of the duties, obligations or covenants herein of such transferor Member to the Members or the Company, and thereafter, such Permitted Transferee shall be admitted as a Member and shall be bound by all the terms of this Agreement. Any transfer made pursuant to this Section 9.2 shall be made only in such manner as to provide control of any membership interests in any minor or other legally incompetent person.

9.3  Transfer of Units to Other than Permitted Transferees.

(a) If a Member shall desire voluntarily to transfer all or portion of his Units to a person other than a Permitted Transferee, and shall not at that time have received a bona-fide offer for the purchase of his Units or portion thereof, he shall first offer, in writing, to sell such Units or portion thereof, for a period of thirty (30) days, to each of the other Members, and the other Members shall have the right but not the obligation to purchase such Units or portion thereof, in the same proportion as the Units held by all Members, excluding the Member desiring the transfer (or in such other proportion as may be agreed upon by all Members entitled to purchase such Units or portion thereof). Should any Member decline such offer, his prorata portion of the Units or portion thereof being offered shall be available for purchase by the other Members, prorata, on the same basis as though such declining Member or Members was not a Member at the time of such offer. The price and terms for any Units purchased under the provisions of this Section 9.3(a) shall be as agreed upon and negotiated between the Member desiring the transfer and the purchasing Members. If all or any part of the Units or portion thereof so offered for sale is not accepted within the periods of time above prescribed, the Member desiring the transfer may proceed to obtain a written offer from a third party for the sale of his Units or portion thereof, which offer shall be subject to the provisions of Section 9.3(b) below.

(b) If a Member shall desire voluntarily to transfer all or a portion of his Units, and shall at the time have received a bona-fide written offer for the purchase of all or a portion of his Units, then the other Members shall have a right of first refusal to purchase the transferring Member's Units or portion thereof for an equivalent price and on equivalent terms as those negotiated between and the transferring Member and the prospective transferee. Under such circumstances, the transferring Member shall give the other Members written notice of his intention to transfer his Units or portion thereof, the name of the prospective transferee, and a copy of the bona-fide written offer for the Units from the prospective transferee which includes the proposed selling price and terms. Within thirty (30) days following receipt of such notice, the other Members shall have the right to elect in writing to purchase the Units or portion thereof which have been offered for transfer in accordance with the terms set forth in said notice. Should more than one Member desire to accept the selling Member's offer, then the acceptance shall be deemed to be in proportion to the accepting Member's respective Units unless otherwise agreed to by the Members. (For example, if the accepting Member's respective Units are 15% and 5%, then a 75% of the Units to be sold would be sold to the Member with the 15% Units and 25% would be sold to the Member with the 5% Units.) If none of the other Members timely elects to purchase the Units or portion thereof which is offered for transfer, then the selling Member shall have the right to transfer same strictly in accordance with the information set forth in the aforementioned notice (except that the purchase price may exceed the amount set forth in the notice) and, thereafter, the transferee shall be bound by all the terms of this Agreement. If the proposed transaction is not consummated within sixty (60) days following the giving of such notice or the terms and conditions of such proposed transfer are varied or changed, the selling Member must re-submit the offer to the other Members above described.

9.4  Transfer of Interests in Members. Not more than fifty percent (50% of the equity interests in any entity which is a Member may be transferred to persons or entities who or which are not Permitted Transferees, without first offering such interests to the other Members pursuant to the provisions of Section 9.3 above.

9.5 Effective Date of Transfer. A Transfer of Units hereunder shall not be effective until the latest to occur of the following to the extent applicable:

(a) Any proposed Transfer that is a sale to a third party subject to Section 9.3 shall not be effective unless and until the requirements of Section 9.3 have been satisfied.

(b) Any proposed Transfer of Units which is not subject to Section 9.5, shall not be effective unless and until notice (including the name and address of the proposed transferee and the date of the proposed Transfer) has been provided to the Company and the other Members.

(c) No Transfer of Units shall be effective unless and until the transferee has complied with Section 9.6.

(d) Any transfer of Units shall be deemed effective as of the last day of the calendar month in which the last of the conditions specified in this Section 9.5 is satisfied.

9.6 Requirements for Effectiveness of Transfer. As a condition to recognizing the effectiveness of any proposed Transfer of Units, the remaining Members may require the transferor and/or the proposed transferee, to execute instruments of transfer, assignment and assumption and other documents, and to perform all other acts which the remaining Members may deem necessary or desirable to:

(a) Constitute such transferee, as an Assignee or a Substitute Member;

(b) Confirm that the Person acquiring Units, or being admitted as a Member, has agreed to be subject to and bound by this Agreement, as it may be further amended, regardless of whether the Person is to be admitted as a Substitute Member or will merely be an Assignee;

(c) Preserve the Company's status under the laws of each jurisdiction in which the Company is qualified, organized or does business after the Transfer;

(d) Maintain the Company's classification as a partnership for federal income tax purposes; and

(e) Assure compliance with any applicable state and federal laws including securities laws and regulations.

9.7 Admission of a Transferee as a Member. A transferee of Units shall be admitted as a Member with respect thereto if the transferee (a) complies with Section 9.8 and (b) is (i) a Member, (ii) an Affiliate with respect to the Transferring Member, (iii) a person or entity receiving Units as permitted by Section 9.4(c), or (iv) unanimously approved as a substitute Member by the non-transferring Members.

9.8 Transfer to a Person Not Admitted as a Member. Notwithstanding anything contained in this Agreement to the contrary, any transferee of Units shall be an Assignee and have no right to participate in the management of the business and affairs of the Company. Upon the Transfer of all of a Member's Units to an Assignee who is not admitted as a Member, the Company shall purchase from the transferring Member, and the transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interests retained by the transferring Member associated with the transferred Units.

SECTION 10

ADDITIONAL MEMBERS

The Members, by vote as in the percentage specified at Section 4.2 hereof, may make a Person a Member by the Company issuing Units for such consideration as the Members by unanimous consent determine. In such event, Exhibit "A" to this Agreement shall be amended to reflect the issuance of Additional Units and the New Members shall execute such documents as shall be required to reflect their acquisition of Units in the Company and their agreement to be bound by the terms of the Articles and this Agreement.

SECTION 11

DISSOCIATION OF A MEMBER

11.1 Dissociation. A Person ceases to be a Member upon the happening of any of the following events:

(a) The withdrawal of a Member (unless all of the other Members have consented to the withdrawal, the withdrawing Member will be liable for damages pursuant to Section 5.9);

(b) The expulsion of a Member;

(c) A Member becoming a Bankrupt Member;

(d) In the case of a Member who is a natural person, the adjudication of incompetency or death of the Member;

(e) In the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

(f) In the case of a Member that is an organization other than a corporation, the dissolution and commencement of winding up of the separate organization;

(g) In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter if not reinstated within ninety (90) days; or

(h) In the case of a Member that is an estate, the distribution by the fiduciary of the estate's Units.

11.2 Rights of Dissociating Member. In the event any Member dissociates prior to the dissolution and winding up of the Company:

(a) If the Dissociation causes a dissolution and winding up of the Company under Section 12 of this Agreement, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member, except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; and

(b) If the Dissociation does not cause a dissolution and winding up of the Company under Section 12 of this Agreement, the dissociated Person shall have no right to compel a liquidation of his Units and he shall thereafter hold Units as an Assignee.

SECTION 12

DISSOLUTION AND WINDING UP

12.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:
(a) The expiration of the term of existence of the Company set forth in the Articles and this Agreement;

(b) The unanimous written consent of all of the Members;

(c) The Dissociation of any Member, unless the business of the Company is continued with the written consent of the remaining Members required for action pursuant to Section 4.2 hereof within one hundred eighty (180) days after Dissociation;

(d) At any time that there cease to be two (2) or more Members;

(e) The occurrence of circumstances requiring dissolution under Section 6.3; or

(f) Upon entry of a decree of judicial dissolution.

Upon the occurrence of any Event of Dissolution, a certificate of dissolution containing the information required by the Act shall be delivered to the Secretary of State for filing.

12.2 Winding Up. Upon dissolution, the Members shall wind up all of the Company's affairs and proceed to liquidate all of the Company's assets as promptly as is consistent with obtaining their fair value. The Company's property and cash shall be distributed:

(a) To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company;

(b) To Members and Assignees in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation. Such Distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by a Majority of the Members

The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members.

SECTION 13

INDEMNIFICATION

13.1 General. The Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding actions by or in the right of the Company) and whether formal or informal, by reason of the fact that the Person is or was a Member of the Company, who, while a Member of the Company, is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, business association, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred in accordance with such action, suit or proceeding, if the Person acted in good faith and in a manner reasonably believed by the Person to have been, in the case of conduct taken as a Member, in the best interest of the Company and in all other cases, not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, either the Person had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not meet the prescribed standard of conduct. The Company may also, with the consent of a Majority of the Members, indemnify any Assignee or employee or agent of the Company who is not a Member in the manner and to the extent that it shall indemnify Members pursuant to this section.

13.2 Authorization. To the extent that a Member has been successful in the defense of any action, suit or proceeding referred to in Section 13.1, on the merits or otherwise, or in the defense of any claim, issue or other matter therein, the Company shall indemnify such Person against expenses (including counsel fees) actually and reasonably incurred by the Person. Any other indemnification under Section 13.1 shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the Member, employee or agent is permissible in the circumstances because the Person has met the applicable standard of conduct. Such determination may be made by either: (a) a Majority of the Members who are not at the time parties to such action, suit or proceeding; or (b) a written opinion authored by independent legal counsel.

13.3 Reliance on Information. For purposes of any determination under Section 13.1, a Person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 13.1 if the action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Members, officers or employees of the Company or another enterprise whom the Person reasonably believes to be reliable and competent in the matters presented: (b) legal counsel, public accountants, appraisers or other Persons as to matters reasonably believed to be within the Person's professional or expert competence; or (c) the board of directors or other governing body of another entity, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent. The provisions of this Section 13.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 13.1.

13.4 Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Company in advance of the final disposition of the action, suit or proceeding, as authorized in the specific case in the same manner described in Section 13.2, upon receipt of a written affirmation of the Member, employee or agent's good faith belief that such Person has met the standard of conduct described in Section 13.1 and upon receipt of a written undertaking by or on behalf of the Person to repay such amount if it shall ultimately be determined that the Person did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination shall not preclude indemnification under this Section.

13.5 Non-Exclusive Provisions: Vesting. The indemnification provided by this Section is not exclusive of any other rights to which a Person seeking indemnification may be entitled. The right of any Person to indemnification under this Section shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 13.1 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

13.6 Definitions. For purposes of this Section, serving an employee benefit plan at the request of the Company shall include any service as a director, officer, employee or agent of an entity which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A Person who acted in good faith and in a manner reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Company" referred to in this Section. For purposes of this Section, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

SECTION 14

MISCELLANEOUS PROVISIONS

14.1 Entire Agreement. This Agreement and the Articles represent the entire agreement among all the Members.

14.2 Amendment or Modification of this Agreement. This Agreement may be amended or modified from time to time only by a written instrument approved by the Majority Vote of the Units then outstanding.

14.3 No Partnership Intended for Nontax Purposes. The Members have formed the Company pursuant to the Act, and expressly do not intend to form a partnership or a limited partnership. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

14.4 Rights of Creditors and Third Parties under this Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

14.5 Notice. All notices required or permitted by this Agreement shall be in writing. Notice to the Company shall be given to its principal office or personally delivered to the custodian of the Company's records. Notice to a Member or Assignee shall be given or personally delivered to the Member or Assignee at the address on Exhibit A as amended from time to time unless such Member or Assignee has notified the Company in writing of a different address.

14.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason, the illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

14.7 Number and Gender. All provisions and references to gender shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

14.8 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors and assigns.

14.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all such parties executed the same document. All such counterparts shall constitute one agreement.

14.10 Ohio Law Controlling. The laws of the State of Ohio, including the Act, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

14.11 Representation. Each party hereby represents and covenants that each has had the opportunity to consult with their independent attorney(s) and/or tax advisors prior to the execution of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

JOHN D. OIL & GAS CO.

BY:	/Gregory J. Osborne/

Its: President______________

M2KLB HOLDCO, LLC

BY:	/Lance Osborne/

Its:Managing Member________

WONDER IF, LLC

BY:	/Steve Passov/

Its:Member__________________

ALPHA ACQUISITION, LLC

BY:	/Lance Osborne/

Its:Managing Member_________

APPENDIX

"Act" means the Ohio Revised Code Title 17, Chapter 1705 et seq., as amended from time to time.

"Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with any Member; (ii) any person directly or indirectly owning or controlling fifteen percent (15%) or more of the voting securities or capital of any Member which is a corporation, or fifteen percent (15%) or more of the capital or profit interests of any member which is a partnership, joint venture, limited liability company or other unincorporated association, or fifteen percent (15%) or more in beneficial interest of any Member which is a trust; or (iii) (A) the spouse, siblings (or their spouses) of any Member of Affiliate described in clauses (i) or (ii) immediately preceding, or the lineal descendants (or their spouses) of any Member, any such Affiliate, or any of their respective spouses or siblings (or their spouses), or (B) any trust for the primary preceding. Without limiting the generality of the foregoing, "control" of a person means the possession directly or indirectly of the power to direct or cause the direction of the management or policies of such person; any general partner of a partnership shall be deemed to control such partnership if it is the sole general partner, or it owns fifteen percent (15%) or more of the aggregate capital or profits interests owned by all general partners in such partnership, but not otherwise; any trustee of a trust shall be deemed to control such trust; any director or executive officer shall not be deemed to control any corporation solely by reason of such director's or executive officer's position as such; and any employer shall not be deemed to control any employee solely by reason of such employer's position as such.

"Agent" shall mean the agent designated by the Company from time to time for service of process pursuant to Section 1705.06 of the Act.

"Agreement" means this Operating Agreement as amended from time to time.

"Articles" means the Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Ohio Secretary of State pursuant to the Act.

"Assignee" means an assignee of Units who is not a Member at the time of the assignment and is not admitted as a Substitute Member.

"Bankrupt Member" means a Member who: (i) has become the subject of a decree or order for relief under any bankruptcy, insolvency or similar law affecting creditors' rights now existing or hereafter in effect; or (ii) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution, or similar relief.

"Capital Account" means the amount of cash and fair market value of services or property (net of any liabilities secured by contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) that a Member or Assignee has contributed to the Company as Capital Contributions pursuant to Section 6 hereof, adjusted as follows:
(i) The Capital Account shall be increased by all Profits allocated to such Person pursuant to Section 7 hereof.

(ii) The Capital Account shall be decreased by (a) the amount of cash and the fair market value of all property distributed to such Person by the Company (net of liabilities securing such distributed property that such Person is considered to assume or take subject to under Section 752 of the Code) and (b) all Losses allocated to such Person pursuant to Section 7 hereof.

(iii) The Capital Account shall be credited in the case of an increase or debited in the case of a decrease to reflect such Person's allocable share of any adjustment to the adjusted basis of Company assets pursuant to Section 734(b) of the Code to the extent provided by Section 1.704-l(b)(2)(iv)(m) of the Regulations.

(iv) The Capital Account shall be adjusted in any other manner required by Section 1.704-l(b)(2)(iv) of the Regulations or otherwise, in order to be deemed properly maintained for federal income tax purposes.

(v) Capital Accounts shall not bear interest.

(vi) The transferee of Units shall succeed to the Capital Account attributable to the Units transferred.

"Capital Contribution" means any contribution of cash, property or services to the Company made by or on behalf of a Member or Assignee pursuant to Section 6 hereof.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Company" means the limited liability company organized pursuant to the Articles and this Agreement, and any successor limited liability company.

"Default Interest Rate" means, at a given time, a rate of interest equal to four percent (4%) in excess of the rate then in effect on the Company's first mortgage financing or, if not applicable or readily determinable, thirteen percent (13%).

"Delinquent Member" means a Member or Assignee who has failed to meet the Commitment of that Member or Assignee.

"Distribution" means a transfer of cash or property to a Member or Assignee on account of Units as described in Section 7 hereof.

"Dissociation" means any action which causes a Person to cease being a Member as described in Section 11 hereof.

"Dissolution Event" means an event, the occurrence of which will result in the dissolution of the Company under Section 12 hereof.

"Fiscal Year" means the taxable year of the Company.

"Majority-in-Interest" means Members holding from time to time a majority of the Units.Majority Vote" means, at any given time, Members voting affirmatively on a matter holding in the aggregate more than fifty percent (50%) of the outstanding Units held by such Members voting thereon.

"Member" means any Person who has signed this Agreement as a Member or who is hereafter admitted as a Member of the Company pursuant to this Agreement.

"Regulations" except where the context indicates otherwise, means the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be changed from time to time.

"Related Person" means, with respect to any Member, such Member's spouse, ancestors, lineal descendants, trusts for the sole benefit of any such persons, and partnerships eighty percent (80%) or more owned by the Member.

"Substitute Member" means an Assignee who is admitted as a Member.

"Transfer" means any transference of Units, sale, gift, assignment, pledge, granting of a security interest or other disposition, including any disposition by operation of law.

“Unanimous Vote” means a vote concurred in by Members representing one hundred percent (100%) of the outstanding Units.

"Unit" means a fractional share of the membership interest of a Member or an Assignee in the Company, the numerator of which is one (1) and the denominator of which is the total number of Units outstanding from time to time. As of the date of this Agreement, the Company has 100 Units outstanding. The number of Units initially issued to each Member in exchange for their Initial Capital Contribution is set forth on Exhibit A which shall be amended in the event that the Company issues additional Units or acquires any outstanding Units.

"Vote" means each Member's voting rights as provided for in Section 5.7 of this Agreement.